UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2010, TransAtlantic Petroleum Ltd. (the “Company”) held its annual meeting of shareholders. At the annual meeting, the shareholders acted upon the matters outlined in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 26, 2010. The following matters were voted upon at the annual meeting:

1.	The election of eight directors to the board of directors, each for a one-year term; and

2.	The appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and to authorize the Company’s audit committee to determine their remuneration.

The Company’s shareholders approved all of the nominees for director to serve for a term of office expiring on the date of the annual meeting of shareholders in 2011. The final tabulation of votes on this matter was as follows:

Proposal 1	Votes Cast For	Votes Withheld	Broker Non-Votes
N. Malone Mitchell, 3rd	216,700,385	399,627	42,097,264
Brian E. Bayley	211,440,696	5,659,316	42,097,264
Scott C. Larsen	216,663,427	436,586	42,097,264
Matthew W. McCann	216,706,085	393,927	42,097,264
Alan C. Moon	216,691,786	408,226	42,097,264
Mel G. Riggs	216,708,035	391,977	42,097,264
Michael D. Winn	216,691,586	408,426	42,097,264
Bob G. Alexander	216,705,785	394,227	42,097,264

The Company’s shareholders also approved the proposal to appoint KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and to authorize the Company’s audit committee to determine their remuneration. The final tabulation of votes on this matter was as follows:

Proposal 2	Votes Cast For	Votes Cast Against	Abstentions
Appointment of KPMG LLP and Authorization for the Audit Committee to Determine Their Remuneration	258,829,779	306,986	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2010

TRANSATLANTIC PETROLEUM LTD.

By:	/S/ JEFFREY S. MECOM
Jeffrey S. Mecom
Vice President and Corporate Secretary

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